Exhibit 10.17(b)

Lease Amendment	Page 1 of 6

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

SUBLEASE AMENDING AGREEMENT

THIS SUBLEASE AMENDING AGREEMENT dated this 24th day of February, 2023

BETWEEN:

Switchback
Medical, LLC (the
"Sublessor")

-AND-

Anteris Technologies
Corporation (the
"Sublessee")

Background

A.	The Sublessor and the Sublessee entered into the sublease (the "Sublease Agreement") dated March 1, 2022, for the premises (the "Premises") located at 11600 96th Avenue North, Maple Grove, MN 55369.

B.	The Sublessor and the Sublessee desire to amend the Sublease Agreement on the terms and conditions set forth in this Sublease Amending Agreement (the "Amendment"), which will take effect on March 1, 2023.

C.	This Amendment is the first amendment to the Sublease Agreement.

Lease Amendment	Page 2 of 6

IN CONSIDERATION OF the payment of rent and the performance by Sublessor and Sublessee of the mutual covenants and conditions set forth and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, both parties agree as follows:

Amendments

1.	The Sublease Agreement is amended as follows:

a.	The Subleased Premises, as defined in the recitals of the Sublease Agreement, is hereby amended to approximately 14,900 square feet.

b.	Exhibit B of the Sublease Agreement is deleted in its entirety and replaced with Exhibit B of this Amendment.

c.	The definition of "Termination Date" now appearing in Section l(A)(i) of the Sublease Agreement as "February 29, 2024" is deleted in its entirety and replaced by "December 31, 2025."

d.	The first sentence of Section 3(A) of the Sublease Agreement is deleted in its entirety and replaced by the following:

"Sublessee agrees to pay Sublessor rental for the use of the Premises, beginning on the Commencement Date, the set gross amount inclusive of all utilities, including but not limited to heat, air conditioning, gas, electric, sewer, water, telephone and internet, sprinkler alarm system, recycling, and rubbish removal ("Gross Rent") of (a) [***] per month from the Commencement Date to February 28, 2023; (b) [***] per month from March 1, 2023 to February 29, 2024; (c) [***] per month from March 1, 2024 to February 29, 2025; and (d) [***] per month from March 1, 2025 to December 31, 2025."

Other Terms

2.	Sublessor shall tender possession of the additional Subleased Premises to Sublessee on March 1, 2023.

3.	Sublessee is not responsible for any Losses arising under Section 4(A) with respect to the additional Subleased Premises prior to March 1, 2023.

Consent of Landlord

4.	Sublessor shall obtain the consent of the Landlord for this Amendment, which shall be deemed effective as of the Amendment Date.

Lease Amendment	Page 3 of 6

No Other Change

5.	Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Sublease Agreement remain unchanged and in full force and effect.

Incorporation

6.	This Amendment incorporates and is subject to the Sublease Agreement.

Miscellaneous Terms

7.	Capitalized terms not otherwise defined in this Amendment will have the meanings ascribed to them in the Sublease Agreement. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Amendment. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. The words "Sublessor" and "Sublessee" as used in this Agreement include the plural as well as the singular; no regard for gender is intended by the language in this Agreement. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment constitutes the sole and entire agreement between Sublessor and Sublessee with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, bot written and oral, with respect to such subject matter.

Governing Law

8.	Subject to the terms of the Sublease Agreement, it is the intention of the parties that this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Minnesota, without regard to the jurisdiction in which any action or special proceeding may be instituted.

[Signature Page Follows]

Lease Amendment	Page 4 of 6

IN WITNESS WHEREOF the Sublessor and Sublessee execute this Sublease Amending Agreement by their duly authorized representative.

SUBLESSOR:
SWITCHBACK MEDICAL LLC

/s/ Brady Hatcher
By:	Brady Hatcher
Its:	CEO

SUBLESSEE:
ANTERIS TECHNOLOGIES CORPORATION
/s/ David St Denis
By:	David St Denis
Its:	COO

Consented by Landlord:

LANDLORD:
FIVE STAR INDUSTRIAL, LLC
/s/ William Dunnigan
By:	William Dunnigan
Its:	Managing Member

Lease Amendment	Page 5 of 6

The exhibit to this Agreement listed below has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of this exhibit will be provided to the Securities and Exchange Commission upon request.

Exhibit B – Subleased Premises